Exhibit 10.34

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [            ], 2014, by and between:

(1) Zhaopin Limited, a company incorporated in the Cayman Islands (the “Company”); and

(2) PCV Belge SCS, a company incorporated in Belgium (the “Investor”).

The Investor on the one hand, and the Company on the other hand, are sometimes herein referred to each as a “Party,” and collectively as the “Parties.”

RECITALS

A.	The Company and the Investor have entered into a Subscription Agreement dated as of June 2, 2014 (the “Subscription Agreement”); and

B.	Pursuant to the Subscription Agreement, the Company and the Investor have agreed to enter into this Agreement.

WITNESSETH

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.	Interpretation

1.1 Definitions. The following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to a specified person, a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

“Applicable Securities Laws” means the securities law of the United States, including the Exchange Act and the Securities Act, and any applicable securities law of any state of the United States.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, public holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC, Belgium, the Cayman Islands or the City of New York.

“Commission” means the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act.

“Ordinary Shares” means the Class A ordinary shares, par value US$0.01, of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” means any nation or government or any province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any court, tribunal or arbitrator, and any self-regulatory organization.

“IPO” means the Company’s underwritten registered initial public offering.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registrable Securities” means all of the Ordinary Shares acquired by the Investor pursuant to the Subscription Agreement.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1 or S-3 under the Securities Act (including Rule 415 under the Securities Act).

“Securities Act” means the United States Securities Act of 1933, as amended.

“U.S.” means the United States of America.

1.2 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (v) all references in this Agreement to designated schedules, exhibits and annexes are to the schedules, exhibits and annexes attached to this Agreement unless explicitly stated otherwise, (vi) “or” is not exclusive, (vii) the term “including” will be deemed to be followed by “, but not limited to,” (viii) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, and (ix) the term “day” means “calendar day.”

2.	Registration Rights.

2.1	Piggyback Registrations.

(a)	The Company shall notify the Investor in writing at least thirty (30) days prior to filing any Registration Statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including Registration Statements relating to secondary offerings of securities of the Company, but excluding Registration Statements filed in connection with the IPO, under Section 2.2 of this Agreement or relating to any employee benefit plan or a corporate reorganization), and shall afford the Investor an opportunity to include in such Registration Statement all or any part of the Registrable Securities then held by the Investor to the extent provided herein. If the Investor desires to include in any such Registration Statement all or any part of the Registrable Securities held by it, it shall within twenty (20) days after receipt of the above-described notice from the Company so notify the Company in writing and in such notice shall inform the Company of the number of Registrable Securities the Investor wishes to include in such Registration Statement. If the Investor decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, the Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)	Underwriting. If a Registration Statement under which the Company gives notice under this Section 2.1 is for an underwritten offering, then the Company shall so advise the Investor. In such event, the right of the Investor’s Registrable Securities to be included in a Registration pursuant to this Section 2.1 shall be conditioned upon the Investor’s participation in such underwriting and the inclusion of the Investor’s Registrable Securities in the underwriting to the extent provided herein. If the Investor proposes to distribute its Registrable Securities through such underwriting it shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. If the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of Ordinary Shares to be underwritten, then the managing underwriter(s) may exclude any or all Ordinary Shares held by the Investor from the Registration and the underwriting, provided that the Ordinary Shares of all shareholders other than the Investor shall be excluded from the Registration first. If the Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the Registration.

(c)	No Limit on Number of Piggyback Registrations. There shall be no limit on the number of times the Investor may request Registration of Registrable Securities under this Section 2.1.

2.2	Form F-3 Registration.

(a)	In case the Company shall receive from the Investor a written request or requests that the Company effect a Registration on Form F-3 (and any related qualification or compliance) with respect to all or any part of the Registrable Securities owned by the Investor, then, subject to the provisions of this Sections 2.2(b) and (c), as soon as practicable but in no event later than forty-five (45) days after receipt of the request of the Investor, effect such Registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of such Registrable Securities of the Investor as are specified in such request.

(b)	Notwithstanding anything to the contrary provided above, the Company shall not be obligated to effect any such Registration, qualification or compliance pursuant to this Section 2.2:

(1)	if Form F-3 is not available for such offering by the Investor;

(2)	if the Investor proposes to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (before payment of any underwriters’ discounts or commissions) of less than US$5,000,000;

(3)	if the Company shall furnish to the Investor a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 Registration Statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Investor requesting Registration under this Section 2.2, provided that the Company shall not register any of its other securities during such ninety (90) day period;

(4)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such Registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process in that jurisdiction and except as may be required by the Securities Act; or

(5)	if the Company has, within the twelve (12)-month period preceding the date of such request, already effected two (2) Registrations on Form F-3 for the Investor pursuant to this Section 2.2 excluding any Registrations from which Registrable Securities have been excluded despite the Investor’s request that they be included.

(c)	Underwriter’s Discretion. If the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of Ordinary Shares to be underwritten, then the managing underwriter(s) may exclude any or all Ordinary Shares held by the Investor from the Registration and the underwriting, provided that the Ordinary Shares of all shareholders other than the Investor shall be excluded from the Registration first. If the Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the Registration.

(d)	No Limit on Number of Form F-3 Registrations. There shall be no limit on the number of times the Investor may request Registration of Registrable Securities under this Section 2.2.

2.3 Expenses. All expenses that are applicable to the sale of Registrable Securities pursuant to this Agreement and incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company; provided that (i) the Investor shall bear its own underwriting discounts and commissions applicable to the sale of the Registrable Securities in such Registration and (ii) if the Investor engages its own counsel, the Investor shall bear the legal fees for such Investor’s counsel engaged in connection with such Registration. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to this Agreement if the Registration request is subsequently withdrawn at the request of the Investor.

2.4 Obligations of the Company. Whenever required to effect the Registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)	Registration Statement. Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel for the Investor with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, subject to such documents being under the Company’s control, and (y) the Company shall notify the counsel and the Investor of any stop order issued or threatened by the SEC and take all action required to prevent the entry of such stop order or to remove it if entered.

(b)	Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement to keep such Registration Statement effective for up to the shorter of one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed, provided that if the Investor has requested that a Registration on Form F-3 be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act, then the Company shall keep such Registration Statement effective until the shorter of (i) one hundred and eighty (180) days or (ii) until such time as all Registrable Securities covered by such Registration Statement have been sold, and the Company shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement.

(c)	Prospectuses. Furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities.

(d)	Blue Sky. Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service of process in such jurisdiction and except as may be required by the Securities Act.

(e)	Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Investor shall also enter into and perform its obligations under such an agreement with respect to its securities included in such underwriting; provided that (i) the Investor will not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements specifically regarding the Investor, its rights, title and interest in the Registrable Securities and its intended method of distribution and (ii) the Investor will not be required to provide an indemnity in such underwriting agreement that is broader than the provisions in Section 2.6(b) of this Agreement.

(f)	Notification. Notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing and the Company shall promptly prepare a supplement or amendment to such prospectus (and, if necessary, a post-effective amendment to the Registration Statement) and furnish to the Investor a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)	Exchange Listing. Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h)	Transfer Agent and CUSIP. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration.

(i)	SEC Compliance; Earnings Statements. Comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(j)	To use its commercially reasonable efforts to furnish, at the request of the Investor pursuant to this Agreement, on the date that such Registrable Securities, are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, a copy of (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(k)	Make available at reasonable times for inspection by any managing underwriter participating in any disposition of such Registrable Securities pursuant to a registration statement, the counsel selected by any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply at reasonable times all information reasonably requested by any such Inspector in connection with such registration statement. No Records shall be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the registration statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. The Investor agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 that the Investor shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of its Registrable Securities.

2.6 Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Section 2:

(a)	Indemnification by the Company. To the extent permitted by law, the Company shall indemnify and hold harmless the Investor and each of its officers, directors, employees, advisors, agents, any underwriter (as defined in the Securities Act) for the Investor, and each Person, if any, who controls the Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against all losses, claims, damages and liabilities (joint or several; or actions, proceedings or settlements in respect thereof) to which the Investor, officer, director, employee, advisor, agent, underwriter or controlling Person may become subject under laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification or compliance, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)	any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)	the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; or

(iii)	any violation or alleged violation by the Company of the Applicable Securities Law, or any rule or regulation promulgated under the Applicable Securities Law;

and the Company shall reimburse the Investor, officer, director, employee, advisor, agent, underwriter and controlling Person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon (A) a Violation which occurs in reliance upon and in conformity with written information concerning the Investor furnished expressly for use in connection with such Registration by the Investor or any of its officers, directors, employees, advisors, agents, underwriters or controlling Persons or (B) delivery of a prospectus by the Investor, who has received prior written notice from the Company that the Registration Statement relating thereto contains an untrue statement of a material fact or an omission of a material fact.

(b)	Indemnification by the Investor. To the extent permitted by law, the Investor shall, if any Registrable Securities are included in the securities as to which such Registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its employees, advisors, agents and directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act and any underwriter, against any losses, claims, damages or liabilities (joint or several; or actions, proceedings or settlements in respect thereof) to which the Company or any such director, officer, legal counsel, controlling Person underwriter may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or Violation, in each case to the extent (and only to the extent) that such statement, omission or Violation occurs in sole reliance upon and in conformity with written information concerning the Investor furnished by the Investor or its officers, directors, employees, advisors, agents, underwriters or controlling Persons expressly for use in connection with such Registration:

(i)	untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

(ii)	omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, and the Investor shall reimburse any legal or other expenses reasonably incurred by the Company or any such employee, advisor, agent, director, officer, controlling Person or underwriter in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; and provided, further, that except for liability for willful fraud or misrepresentation, in no event shall any indemnity under this Section 2.6(b) exceed the net proceeds received by the Investor in such Registration.

(c)	Notice. Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, as incurred, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.

(d)	Survival; Consents to Judgments and Settlements. The obligations of the Company and the Investor under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 2. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.7 Rule 144 Reporting. With a view to making available to the Investor the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without Registration or pursuant to a Registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a)	Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)	File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)	So long as the Investor owns any Registrable Securities, (x) to furnish to the Investor forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company as the Investor may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without Registration or pursuant to Form F-3; and (y) to procure the removal of the legend on the restricted securities of the Company held by the Investor and take such further actions as the Investor may reasonably request in connection with the resale by the Investor of such securities under Rule 144 as may be amended by the SEC from time to time and any successor rules or regulations hereafter adopted by the SEC.

2.8 Termination of Registration Rights. Notwithstanding anything contained in this Agreement to the contrary, the Company shall have no obligations to register any Registrable Securities proposed to be sold by the Investor after the earlier of (a) seven (7) years following the closing of the IPO and (b) such time as pursuant to Rule 144 under the Securities Act the Investor is able to sell all of the Registrable Securities held by it without Registration in a single transaction. In connection with the foregoing and without affecting the generality of the obligations of the Company under Section 2.7, if any Registrable Securities become eligible for sale pursuant to Rule 144(d) or no longer constitute “restricted securities” (as defined under Rule 144(a)), the Company shall, upon the request of the Investor, promptly remove (or authorize the transfer agent to remove) the restrictive legend set forth in the Subscription Agreement from the certificates for such share securities.

3.	Miscellaneous.

3.1 Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York, without regard to principles of conflicts of law thereunder.

3.2 Dispute Resolution.

(a)	Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be three arbitrators. Each Party has the right to appoint one arbitrator and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. Each of the parties hereto irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

3.4 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to such party. Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

3.5 Headings and Titles. Headings and titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

3.7 Successors and Assigns. The registration rights granted to the Investor under this Agreement may be assigned (but only together with the related obligations) by the Investor to a transferee of Registrable Securities that (i) is an Affiliate of the Investor or (ii) after such transfer, holds at least 30% of the Registrable Securities originally acquired by the Investor pursuant to the Subscription Agreement (subject to appropriate adjustments for stock splits, dividends, combinations or the like); provided, however, that (x) the Company is furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred, and (y) such transferee agrees in a written instrument delivered to the Company to be bound by the terms and conditions of this Agreement.

3.8 Entire Agreement; Amendments and Waivers. This Agreement (including any Schedules or Exhibits hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of both Parties.

3.9 Severability. If a provision of this Agreement is held to be unenforceable under applicable Laws, such provision shall be excluded from this Agreement and the remainder of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.10 Further Assurances. The Parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Agreement.

3.11 Rights Cumulative. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

3.12 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

3.13 No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ZHAOPIN LIMITED

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

PCV BELGE SCS

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]